SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2005

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401

(Address of Principal Executive Offices, Zip Code)

(310) 394-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.          COMPLETION OF ACQUISITION OF ASSETS

                On April 25, 2005, The Macerich Company, a Maryland corporation (“Macerich”), and The Macerich Partnership, L.P., a Delaware limited partnership and the operating partnership of Macerich (“Macerich LP”), completed their acquisition of Wilmorite Properties, Inc., a Delaware corporation (“Wilmorite”) and Wilmorite Holdings, L.P., a Delaware limited partnership (“Wilmorite Holdings”).    Wilmorite’s existing portfolio includes interests in 11 regional malls and two open-air community shopping centers with 13.4 million square feet of space located in Connecticut, New York, New Jersey, Kentucky and Virginia.

                The total purchase price was approximately $2.333 billion, including the assumption of approximately $879 million of existing debt with an average interest rate of 6.43% and the issuance of $234 million of convertible preferred units (“CPUs”) and $5.8 million of common units in Wilmorite Holdings.  The balance of the consideration to the equity holders of Wilmorite and Wilmorite Holdings was paid in cash, which was provided primarily by a five-year, $450 million term loan bearing interest at LIBOR plus 1.50% and a $650 million acquisition loan with a term of up to two years and bearing interest initially at LIBOR plus 1.60%.  Following the closing, an affiliate of Macerich LP will be the general partner and own approximately 80% of Wilmorite Holdings, with the remaining 20% held by those limited partners of Wilmorite Holdings who elected to receive CPUs or common units in Wilmorite Holdings rather than cash.  Approximately $213 million of the CPUs (the “participating CPUs”) can be redeemed, subject to certain conditions, for the portion of the Wilmorite portfolio generally located in the area of Rochester, New York.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                In connection with the acquisition of Wilmorite Holdings, Macerich and Macerich LP entered into a Merger Agreement, which was previously disclosed in a Form 8-K filed on December 22, 2005 and filed as an exhibit to Macerich’s Form 10-K for the year ended December 31, 2004.  At closing, Macerich or Macerich LP (or one or more of their respective affiliates) entered into the following additional agreements, except that (2) and (3) below will not be effective until the occurrence of certain specified events:

                1.  Amended and Restated Partnership Agreement of MACWH, LP.  Upon closing, the limited partnership agreement of Wilmorite Holdings was amended and restated and the name of Wilmorite Holdings was changed to MACWH, LP.  The amended and restated partnership agreement of MACWH, LP (the “New Partnership Agreement”) provides for the governance and operation of MACWH, LP and the rights and privileges of the holders of CPUs and common units in MACWH, LP.

                2.  Tenth Amendment to Macerich LP Partnership Agreement.  The New Partnership Agreement provides that, under certain circumstances, holders of CPUs or common units of MACWH, LP may voluntarily elect or may be required by the general partner to convert some or all of their partnership units in MACWH, LP into corresponding units of Macerich LP.  Participating CPU holders would receive Series P units, nonparticipating CPU holders would receive Series N units, and common unit holders would receive common units of Macerich LP.  The terms of the Series N, P and common units issuable upon such conversion are provided in a Tenth Amendment to the Partnership Agreement of Macerich LP (the “Tenth Amendment”) to which each holder of CPUs or common units has agreed to be bound.

                3.  Tax Matters Agreement.  The  New Partnership Agreement contains certain tax protections for the holders of CPUs and common units of MACWH, LP.  In the event that those CPUs or common units of MACWH, LP are converted into Series N, P or common units of Macerich LP, the tax protection provisions continue pursuant to a separate tax matters agreement (the “Tax Matters Agreement”).

                4.  Registration Rights Agreement.  Pursuant to a registration rights agreement with the holders of CPUs and common units in MACWH, LP, Macerich granted certain rights to register Macerich common stock that may be issued upon conversion or redemption of those units.

                5.  Loan Agreements.  In connection with the Wilmorite acquisition, Macerich entered into a new $1.1 billion credit facility and amended and restated its existing $1.0 billion revolving line of credit and its existing $250 million term loan.

Each of these agreements is described more fully below and is attached as an exhibit to this report.

New Partnership Agreement

                As described above, an affiliate of Macerich LP will be the general partner of and own approximately 80% of MACWH, LP following the closing.  Certain limited partners of Wilmorite Holdings who elected to receive CPUs or common units of MACWH, LP will hold the remaining 20%.  The New Partnership Agreement provides for the governance and operation of MACWH, LP and the rights and privileges of the holders of CPUs and common units.

                Distribution Rights of the New Units

                Subject to certain limitations, common units in MACWH, LP will receive a quarterly distribution, or common distribution amount, which will track quarterly dividends made on the common stock of Macerich on an as-converted basis.

                CPU holders in MACWH, LP will receive a quarterly distribution comprised of both a fixed component and a component that floats with the regular dividend paid on shares of Macerich common stock.  The CPU distribution is different for participating CPUs and nonparticipating CPUs.  The participating CPUs are entitled to a quarterly distribution in an amount equal to $0.717485 per unit plus 80% of the amount, if any, by which the Macerich regular quarterly dividend exceeds $0.65 (the current level) plus approximately 0.275956 multiplied by the Macerich regular quarterly dividend.  The nonparticipating CPUs are entitled to a quarterly distribution in an amount equal to approximately $0.896856 per unit plus the amount by which the Macerich regular quarterly dividend exceeds $0.65 (the current level).  Thus, a portion of the distribution payable to participating CPUs is subject to reduction if the regular dividend paid on shares of Macerich common stock decreases.  Distributions payable to nonparticipating CPUs will not be subject to reduction solely as a result of a decrease in the regular dividend on Macerich common stock.

                Rochester Redemption Right

                Participating CPU holders may participate in a special redemption right (the “Rochester redemption right”) related to the following five properties of MACWH, LP, which are located in or near Rochester, New York: Eastview Mall, Eastview Commons, Greece Ridge Center, Marketplace Mall and Pittsford Plaza (collectively, the “Rochester portfolio”).  Participating CPU holders will have the right, exercisable within a three-month period beginning on August 31, 2007, to redeem a fixed number, subject to adjustment as described below, of their participating CPUs in exchange for an in-kind distribution of interests in the limited liability company holding the Rochester portfolio.

                If this Rochester redemption right is not exercised, Macerich LP will have the right, exercisable within a three-month period beginning on December 1, 2009, to require the participating CPU holders to take the interests in the entity holding the Rochester portfolio in exchange for the same fixed number, subject to adjustment as described below, of participating CPUs that would have been exchanged upon the exercise of the Rochester redemption right (the “Rochester call right”).

                The fixed number of participating CPUs referred to above may be adjusted in the event that prior to the exercise period of the Rochester redemption right or the Rochester call right, as applicable, the indebtedness of the Rochester portfolio is increased or decreased or extraordinary capital expenditures, tenant cash allowances or leasing commissions are made in connection with the Rochester portfolio.  If such adjustment is necessary, there may be either a net cash amount owed to MACWH, LP by the participating CPU holders or a reduction in participating CPUs delivered to MACWH, LP upon the exercise of the Rochester redemption right or later exercise by MACWH, LP of its Rochester call right.

                Other Redemption and Conversion Rights of the New Units

                Holders of common units and/or CPUs in MACWH, LP will have various redemption or conversion rights, which are  described below.  Except as otherwise explicitly indicated below, these redemption and conversion rights are not available with respect to the participating CPUs until the earlier of August 31, 2010 or the waiver or termination by MACWH, LP of its Rochester call right, which terminates in approximately five years following the consummation of the partnership merger.

                Rights of CPU Holders

                Conversion.  The holders of CPUs may convert all or a portion of their CPUs into common units of MACWH, LP at a conversion rate equal to approximately 0.8333.  That is, upon such conversion, one CPU would be converted into approximately 0.8333 common units.

                Redemption.  At any time after the first anniversary of the closing of the acquisition, each CPU holder may require MACWH, LP to redeem all or a portion of his, her or its CPUs for cash based on the 10-day average trading price of an equal number of shares of Macerich’s common stock multiplied by the approximate 0.8333 conversion rate, which reflects a 20% premium to Macerich’s trading price when the Merger Agreement was executed.  Alternatively, Macerich (in its sole discretion) may elect to purchase the CPUs offered for redemption for shares of Macerich at an approximate 0.8333 exchange rate (i.e., approximately 0.8333 Macerich shares for each CPU redeemed).

                Special Redemption Right.  CPU holders have a separate redemption right (the “special redemption right”), during the 30-day period following the seventh anniversary of the closing to require MACWH, LP to redeem all or a portion of their nonparticipating CPUs for cash in the amount of $53.0315 per unit.  MACWH, LP, at its election, may satisfy such obligation in common units with a value equal to $53.0315 per unit.  Macerich, at its election, may assume these obligations and may satisfy such obligations in cash in an amount of, or common stock of Macerich with a value equal to, $53.0315 per unit.  Participating CPU holders may not exercise the special redemption right with regard to their participating CPUs even after the expiration of the lock-up period.

                Forced Conversion.  During the same 30-day period as the special redemption right, MACWH, LP has the right to force a conversion of all nonparticipating CPUs for common units of MACWH, LP, with each CPU being converted into that number of common units with a value of $82.3548.  At any time prior to the effective date listed in the forced conversion notice, the limited partners may exercise their right to convert all or a portion of their CPUs into common units of MACWH, LP in accordance with the New Partnership Agreement.

                Rights to Macerich LP Units.  CPU holders may, at specified times, exchange their CPUs for a corresponding class of partnership units of Macerich LP in accordance with the Tenth Amendment.  Participating CPUs would be exchanged for Series P units and nonparticipating CPUs would be exchanged for Series N units of Macerich LP.  For twelve (12) months following the third anniversary of the closing, each limited partner may generally exchange up to fifty percent (50%) of the nonparticipating CPUs held by such limited partner for Series N units of Macerich LP on a one-for-one basis.  Between June 1, 2011 and May 31, 2012, each CPU holder may exchange all or part of the remaining CPUs held by such limited partner (including participating CPUs) for the applicable new class of partnership units of Macerich LP on a one-for-one basis in accordance with the Tenth Amendment.

                Forced Exchange to Macerich LP Units.  Between June 1, 2011 and May 31, 2012, the general partner of MACWH, LP will generally have the right to cause each limited partner to exchange his, her or its CPUs in MACWH, LP for the applicable new class of partnership units in Macerich LP on a one-for-one basis in accordance with the Tenth Amendment.

                Rights of Common Unit Holders

                Redemption.  At any time after the first anniversary of the closing, each common unit holder may require MACWH, LP to redeem all or a portion of his, her or its common units for cash based on the 10-day average trading price of an equal number of shares of Macerich’s common stock.  Alternatively, Macerich (in its sole discretion) may elect to purchase the common units offered for redemption for an equal number of shares of Macerich.

                Rights to Macerich LP Units.  Common unit holders may, at specified times, exchange their common units for common units of Macerich LP on a one-for-one basis.  For twelve (12) months following the third anniversary of the closing, each common unit holder may exchange up to fifty percent (50%) of the common units held by such limited partner for common units of Macerich LP on a one-for-one basis.  Between June 1, 2011 and May 30, 2012, each common unit holder may exchange all or part of the remaining common units held by such limited partner for the common units of Macerich LP on a one-for-one basis in accordance with the Tenth Amendment.

                Forced Exchange to Macerich LP Units.  Between June 1, 2011 and May 31, 2012, the general partner of MACWH, LP will have the right to cause each limited partner to exchange his, her or its common units in MACWH, LP for common units in Macerich LP on a one-for-one basis in accordance with the Tenth Amendment.

                All references to share or unit amounts are subject to equitable adjustments for customary changes in capitalization.

                Extraordinary Transactions

                The general partner of MACWH, LP, Macerich or Macerich LP may not engage in an extraordinary transaction, except, in any such case, (a) if such extraordinary transaction is pursuant to a permitted extraordinary transaction, as defined below, or (b) if limited partners holding two-thirds-in-interest of the common units and CPUs (on an as converted basis), other than partnership units held by the general partner, Macerich or any of their respective subsidiaries or affiliates or transferees, consent to such extraordinary transaction.

                The following events will be deemed an extraordinary transaction with regard to the general partner, Macerich, or Macerich LP:

•                  a merger (including a triangular merger), consolidation or other combination with or into another person (other than in connection with a change in Macerich’s state of incorporation or organizational form or a merger with a direct or indirect subsidiary of Macerich);

•                  the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions;

•                  any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision); or

•                  the adoption of any plan of liquidation or dissolution of Macerich whether or not in compliance with the provisions of the New Partnership Agreement).

                Subject to certain restrictions related to the Rochester portfolio and the tax protections in the New Partnership Agreement, the general partner and Macerich are permitted to engage in (and cause MACWH, LP to participate in) an extraordinary transaction without the approval or vote of the limited partners, as referred to in this Memorandum as a “permitted extraordinary transaction,” if:

•                  the rights, preferences and privileges of the common unitholders after the transaction are at least as favorable as those in effect immediately prior to the consummation of such transaction;

•                  such rights of the common unitholders include the right to exchange their common units for cash, or at the election of Macerich, for publicly traded common equity securities, at an exchange ratio based on the relative fair market value of such securities (as determined in good faith by the general partner and, to the extent applicable, on terms not less favorable to the limited partners of MACWH, LP than the relative values reflected in the terms of the transaction for common stock of Macerich and partnership interests of Macerich LP) and the common stock of Macerich;

•                  the CPUs remain outstanding with their terms, rights and privileges unchanged or are exchanged for securities in the surviving entity with terms, rights and privileges identical in all material respects to those in the New Partnership Agreement (any changes to the rights to tax protection in the New Partnership Agreement are material);

•                  the holders of common units are offered the opportunity to elect to receive (but are not required to elect), for each common unit, an amount of cash, securities, or other property at least equal in value to the product of (x) the REIT Shares Amount (as defined in the New Partnership Agreement) multiplied by (y) the amount of cash, securities or other property paid to a holder of one share of Macerich common stock in consideration of one such share of Macerich common stock pursuant to the terms of the extraordinary transaction during the period from and after the date on which the extraordinary transaction is consummated; and

•                  the surviving entity in the extraordinary transaction expressly assumes Macerich’s and Macerich LP’s obligations under the New Partnership Agreement.

                Other Transactions Involving Macerich

                In the event that Macerich engages in a “going private” transaction within the meaning of Rule 13e-3, the CPU holders have the right, in connection with such transaction, to exercise the special redemption right discussed above contingent upon the closing of such transaction.  If a purchase or cash tender offer has been made to and accepted by the holders of more than fifty percent (50%) of the outstanding common stock of Macerich, each limited partner of MACWH, LP will be entitled to elect to receive in connection with (and prior to the closing of) such transaction the amount of cash and/or the value in cash of other consideration which such partner would have received had it exercised its redemption right and received common stock of Macerich in exchange for its partnership interests (or economic interest therein) immediately prior to the expiration of such purchase or tender offer and had thereupon accepted such purchase or tender offer.  If an exchange offer has been made and accepted pursuant to which the holders of more than fifty percent (50%) of the outstanding common stock of Macerich exchange their common stock for equity securities of the acquiring person, which are publicly traded on a nationally recognized securities exchange or quotation system, and the general partner interest is transferred (directly or indirectly), then the conversion factor will be adjusted to reflect such transaction and each limited partner shall be entitled to exchange all or any portion of the partnership interests (or economic interest therein) for shares of capital stock of such acquiring person.

                Additional Tax Matters

                Under the terms of the New Partnership Agreement, the parties have designated certain assets of MACWH, LP to be protected assets.  The protected assets are classified as either tier one protected assets or tier two protected assets.  The tier one protected assets are Danbury Fair Mall, Freehold Raceway Mall, Tysons Corner Center, Tysons Corner Office Building and Eastview Mall.  The tier two protected assets are Eastview Commons, Great Northern Mall, Greece Ridge Center, Marketplace Mall, Pittsford Plaza, Rotterdam Square, Shoppingtown Mall, Towne Mall, and Wilton Mall at Saratoga.

                Under the terms of the New Partnership Agreement, MACWH, LP, and any entity in which MACWH, LP holds a direct or indirect interest, may not directly or indirectly sell, transfer or otherwise actually or constructively dispose of or permit the actual or deemed disposition (in each case a disposition) of any such protected assets or any direct or indirect interest in any of the protected assets prior to (a) for the assets comprising the tier one protected assets, the 20th anniversary of the effective date of the New Partnership Agreement (the period from the effective date through such anniversary, the tier one protection period) and (b) for the assets comprising the tier two protected assets, the tenth anniversary of the effective date of the New Partnership Agreement (the period from the effective date through such anniversary, the tier two protection period).  Notwithstanding the foregoing, MACWH, LP (or any entity in which MACWH, LP holds a direct or indirect interest) will have the right, during the applicable protection period:

•                  to consummate any disposition of all or any portion of any protected asset in a transaction with respect to which no income or gain would be required to be recognized under the Internal Revenue Code (the “Code”), and any applicable state or local tax law, or a tax-deferred exchange;

•                  to consummate any disposition of the interests in the Rochester portfolio pursuant to an exercise of the Rochester redemption right or the Rochester call right (as discussed in the redemption section);

•                  except with respect to MACWH, LP’s direct or indirect interests in Tysons Corner Center and Tysons Corner Office Building, to consummate any disposition pursuant to the exercise, by a person other than MACWH, LP or its affiliates and in the absence of any action by MACWH, LP or its affiliates giving rise to such person’s right to exercise, of their rights under any buy-sell agreement, call option or similar contractual arrangement to which such assets are subject as of the effective date of the New Partnership Agreement, provided that the general partner uses good faith efforts to structure any such disposition as a tax-free like-kind exchange under Section 1031 of the Code.

                The New Partnership Agreement also provides that, subject to certain limitations, during the tier one protection period, MACWH, LP will maintain non-recourse indebtedness that is properly allocable to each Wilmorite limited partner (as defined in the New Partnership Agreement) pursuant to Section 752 of the Code and the regulations thereunder in an amount at least equal to 120% of the amount of income and gain that as of the effective date of the New Partnership Agreement would be required to be recognized by each Wilmorite limited partner under Section 731(a)(1) of the Code if no non-recourse liabilities were properly allocable to such Wilmorite limited partner by MACWH, LP.

                After the expiration of the tier one protection period, MACWH, LP and Macerich LP will make available to each Wilmorite limited partner the opportunity to make a “bottom guarantee” of indebtedness pursuant to the same procedures and conditions as provided to partners in Macerich LP.

                In the event that MACWH, LP breaches certain of these tax provisions (including but not limited to the restriction on sales of protected assets and the non-recourse debt maintenance requirement), Macerich LP will generally pay a grossed-up payment as an indemnity to each protected party.  However, in the event that Tysons Corner Center and/or Tysons Corner Office Building is sold, transferred or exchanged pursuant to the exercise, by a person other than MACWH, LP or its affiliates and in the absence of any action by MACWH, LP or its affiliates giving rise to such person’s right to exercise, of their rights under any buy-sell agreement or similar contractual arrangement to which such assets are subject as of the effective date of the New Partnership Agreement, the aggregate total of such indemnification obligation is capped at $20 million.

Tenth Amendment to Macerich LP Partnership Agreement

                The Tenth Amendment sets forth the terms of the units of Macerich LP into which the CPUs or common units of MACWH, LP are convertible under certain circumstances.  The participating CPUs would be converted into Series P units, the nonparticipating CPUs would be converted into Series N units, and the common units would be converted into common units of Macerich LP.

                Pursuant to the Tenth Amendment, former holders of CPUs are entitled to receive distributions for Series N Preferred Units and Series P Preferred Units calculated in the same manner as their nonparticipating CPUs and participating CPUs, respectively, are calculated in accordance with the New Partnership Agreement.  Common units of Macerich LP received pursuant to the exercise of an exchange right have the same distribution rights as other common units of Macerich LP.

                The redemption and conversion rights for the partnership units of Macerich LP received pursuant to the exercise of exchange rights are generally as follows:

•                  Common units of Macerich LP received in the exchange have the same redemption right as other common units of Macerich LP. Each limited partner of Macerich LP may require Macerich LP to redeem all or a portion of his, her or its common units for (i) cash based on the 10-day average trading price of the number of Macerich common shares into which the common units of Macerich LP are convertible or (ii) at the election of the general partner, an equivalent number of common shares of Macerich.

•                  Series N Preferred Unit holders and Series P Preferred Unit holders have (i) a redemption right, substantially similar to the general redemption right for CPUs provided in the New Partnership Agreement, pursuant to which the Series N Preferred Units and Series P Preferred Units may be redeemed for cash based on the 10-day average trading price of an equal number of shares of Macerich common stock multiplied by an approximate 0.8333 conversion rate, or at the election of Macerich, common shares of Macerich and (ii) a right substantially similar to the CPU conversion right provided in the New Partnership Agreement, pursuant to which Series N Preferred Units and Series P Preferred Units may be converted into common units of Macerich LP at an approximate 0.8333 conversion rate.

•                  Series N Preferred Unit holders also have a special redemption right substantially similar to the special redemption right for CPUs provided in the New Partnership Agreement, pursuant to which the Series N Preferred Units may be redeemed during the 30-day period commencing on the seventh anniversary of the effective date of the New Partnership Agreement for cash in the amount of $53.0315 per Series N Preferred Unit redeemed.  Macerich LP, at its election, may satisfy such obligation in common units with a value equal to $53.0315 per unit.  Macerich, at its election, may assume these obligations and may satisfy such obligations in cash in an amount of, or common shares of Macerich with a value equal to, $53.0315 per Series N Preferred Unit redeemed.

•                  Macerich, as the general partner of Macerich LP, has the right, substantially similar to the forced conversion right of MACWH, LP provided in the New Partnership Agreement, during the 30-day period commencing on the seventh anniversary of the effective date of the New Partnership Agreement to convert all, but not less than all, of the Series N Preferred Units for that number of common units of Macerich LP that as of the last day of such 30-day period (or if that day is not a business day, the first business day thereafter) would be redeemable for cash equal to $82.3548 per Series N Preferred Unit converted.

                All references to share or unit amounts are subject to equitable adjustments for customary changes in capitalization.

Tax Matters Agreement

                The Tax Matters Agreement is designed to provide continued tax protection for the Wilmorite limited partners after any exchange of CPUs or common units in MACWH, LP for partnership units in Macerich LP pursuant to the forced or voluntary exchange mechanisms in the New Partnership Agreement.  The tax protection provisions of the Tax Matters Agreement are substantially similar to those provided in the New Partnership Agreement.  The Tax Matters Agreement will be effective upon any forced or voluntary exchange pursuant to the New Partnership Agreement.

Registration Rights Agreement

                Pursuant to the Registration Rights Agreement, Macerich agrees that the Macerich common stock issuable in exchange for new units will be registered on an “issuance” basis under Rule 415 of the Securities Act of 1933, to be filed on Form S-3 within 14 days before or after the date which is 1 year from the effective time of the merger.  Macerich will use its reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable, and, if declared effective, to remain continuously effective until all unitholders have tendered for redemption their outstanding new units.

                In the event that Form S-3 is unavailable on the date when Macerich has agreed to file the registration statement described above, or Form S-3 has become unavailable after such date, or Macerich is unable, for any reason, to cause such registration statement to be declared effective within 90 days of the date on which it is filed, then within 10 days of the occurrence of any such event, Macerich also agrees to file a registration statement on Form S-3 or another appropriate form on a “shelf” basis under Rule 415 of the Securities Act relating to the resale of such Macerich common stock issuable in exchange for new units.

                Macerich will also agree to use its reasonable best efforts (including the payment of any listing fees) to list all of the Macerich common stock covered by the registration rights agreement on the principal national securities exchange (currently the New York Stock Exchange) or automated quotation system on which the Macerich common stock is then listed or traded.

Loan Agreements

                Macerich entered into three loan agreements in connection with the Wilmorite acquisition:  a new $1.1 billion credit facility, an amended and restated $1.0 billion revolving line of credit and an amended and restated $250 million term loan.  The cash portion of the purchase price was provided primarily from the new $1.1 billion credit facility that includes (1) a $650.0 million interim loan with a term of up to 24 months bearing interest at an average rate of LIBOR plus (x) prior to April 25, 2006, 1.60%, (y) on or after April 25, 2006 and prior to October 25, 2006, 2.00%, and (z) on or after October 25, 2006, 2.50%, and (2) a $450.0 million term loan with a maturity of five years with an interest rate of LIBOR plus 1.50%.

                Macerich also amended and restated its $1.0 billion revolving line of credit maturing on July 30, 2007 with a one-year extension option.  The interest rate of the revolving line of credit is 1.50% over LIBOR based on Macerich’s current leverage level.  The interest rate fluctuates from LIBOR plus 1.15% to LIBOR plus 1.70% depending on Macerich’s overall leverage level.  As of April 28, 2005, $798.0 million of borrowings were outstanding at an average interest rate of 4.37%.

                Macerich also amended and restated its $250.0 million term loan facility maturing on May 13, 2007 with a one-year extension option.  As of April 28, 2005, $250.0 million was outstanding at an interest rate of 5.47%.  The interest rate is LIBOR plus 1.50%.

                Deutsche Bank Securities Inc. served as sole arranger for all three of these credit facilities.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

                Macerich intends to file financial statements required by Item 9.01(a) within 71 days of the date of this report.

(b)           Pro Forma Financial Information

                Macerich intends to file pro forma financial information required by Item 9.01(b) within 71 days of the date of this report.

(c)           Exhibits

                10.1         2005 Amended and Restated Agreement of Limited Partnership of MACWH, LP dated as of April 25, 2005 (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Agreement to the SEC upon request).

                10.2         Tenth Amendment to the Amended and Restated Limited Partnership Agreement of Macerich LP (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Amendment to the SEC upon request).

                10.3         Tax Matters Agreement

                10.4         Registration Rights Agreement dated as of April 25, 2005 among Macerich and the persons named on Exhibit A thereto (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Agreement to the SEC upon request).

                10.5         $650,000,000 Interim Loan Facility and $450,000,000 Term Loan Facility Credit Agreement dated as of April 25, 2005 among Macerich LP, Macerich, Macerich WRLP Corp., Macerich WRLP LLC, Macerich WRLP II Corp., Macerich WRLP II LP, Macerich TWC II Corp., Macerich TWC II LLC, Macerich Walleye LLC, IMI Walleye LLC, Walleye Retail Investments LLC, Deutsche Bank Trust Company Americas and various lenders (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Agreement to the SEC upon request).

                10.6         $1,000,000,000 Amended and Restated Revolving Loan Facility Credit Agreement dated as of April 25, 2005 among Macerich LP, Macerich, Macerich WRLP Corp., Macerich WRLP LLC, Macerich WRLP II Corp., Macerich WRLP II LP, Macerich TWC II Corp., Macerich TWC II LLC, Macerich Walleye LLC, IMI Walleye LLC, Walleye Retail Investments LLC, Deutsche Bank Trust Company Americas and various lenders (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Agreement to the SEC upon request).

                10.7         Amended and Restated $250,000,000 Term Loan Facility Credit Agreement dated as of April 25, 2005 among Macerich LP, Macerich, Macerich WRLP Corp., Macerich WRLP LLC, Macerich WRLP II Corp., Macerich WRLP II LP, Macerich TWC II Corp., Macerich TWC II LLC, Macerich Walleye LLC, IMI Walleye LLC, Walleye Retail Investments LLC, Deutsche Bank Trust Company Americas and various lenders (Macerich agrees to furnish supplementally a copy of any unfiled exhibits and schedules to this Agreement to the SEC upon request).

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on April 29, 2005.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O’HERN
Thomas E. O’Hern
Executive Vice President and Chief Financial Officer